UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2021 (May 12, 2021)

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10986	84-1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 12, 2021, the Board of Directors (the “Board”) of Misonix, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, increased the size of the Board from four to five members and appointed Patrick J. Beyer to serve as a director. The Board has appointed Mr. Beyer to the Audit Committee and the Nominating and Governance Committee, and, as a result, Paul LaViolette will no longer serve on the Audit Committee and Thomas M. Patton will no longer serve on the Nominating and Governance Committee, each effective on May 12, 2021.

Mr. Beyer, who satisfies the independence requirements of the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”) rules, will serve for an initial term to expire concurrently with the terms of the other members of the Board at the Company’s 2021 annual meeting of stockholders, and until his successor is duly elected and qualified. Mr. Beyer, age 55, is President of International and Global Orthopedics for ConMed Corporation, a publicly held medical technology company.

In connection with Mr. Beyer’s appointment to the Board, and pursuant to the Company’s 2017 Equity Incentive Plan, as amended, the Board granted, effective May 14, 2021, Mr. Beyer an option to purchase 20,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the Company’s common stock on May, 14, 2021, the date of grant. The options will vest as to 25% of the award on each anniversary of the date of grant over a four year period, subject to Mr. Beyer’s continued service on the Board. Mr. Beyer’s compensation will be consistent with other non-employee members of the Board, which is described in the Company’s Proxy Statement on Schedule 14A filed with the SEC on May 26, 2020, and as may be amended from time to time by the Board.

There are no arrangements or understandings between Mr. Beyer and any other persons pursuant to which Mr. Beyer was appointed as a director, and Mr. Beyer is not a party to any transaction with the Company reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933.

Item 7.01. Regulation FD Disclosure.

On May 14, 2021, the Company issued a press release announcing the appointment of Mr. Beyer to the Board, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information included in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2021	MISONIX, INC.

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer Chief Financial Officer